                                                                  EXECUTION COPY

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                          PREFERENCE WARRANT AGREEMENT

                          Dated as of January 27, 1999

                                 By and Between

                              @ENTERTAINMENT, INC.

                                       and

                             BANKERS TRUST COMPANY,
                            Preference Warrant Agent

                              --------------------

              5.5 million Warrants to Purchase an Aggregate of 5.5
                         million Shares of Common Stock
                           (Par Value $0.01 Per Share)

================================================================================

                                TABLE OF CONTENTS

ARTICLE I

      ISSUANCE, FORM, EXECUTION, DELIVERY AND
        REGISTRATION OF PREFERENCE WARRANT CERTIFICATES  ....................2
      SECTION 1.01.  Issuance of Preference Warrants.........................2
      SECTION 1.02.  Form of Preference Warrant Certificate[s]...............2
      SECTION 1.03.  Execution of Preference Warrant Certificates............3
      SECTION 1.04.  Authentication and Delivery.............................3
      SECTION 1.05.  Registration............................................4
      SECTION 1.06.  Registration of Transfers or Exchanges..................5
      SECTION 1.07.  Lost, Stolen, Destroyed, Defaced or Mutilated
                       Preference Warrant Certificates......................10
      SECTION 1.08.  Offices for Exercise, etc..............................11

ARTICLE II

      DURATION, EXERCISE OF PREFERENCE WARRANTS; EXERCISE PRICE
                    AND REPURCHASE OF PREFERENCE WARRANTS...................12
      SECTION 2.01.  Duration of Preference Warrants........................12
      SECTION 2.02.  Exercise, Exercise Price, Settlement and Delivery......12
      SECTION 2.03.  Cancellation of Preference Warrant Certificates........16

ARTICLE III

      OTHER PROVISIONS RELATING TO
      RIGHTS OF HOLDERS OF PREFERENCE WARRANTS..............................16
      SECTION 3.01.  Enforcement of Rights..................................16

ARTICLE IV

      CERTAIN COVENANTS OF THE COMPANY......................................17
      SECTION 4.01.  Payment of Taxes.......................................17
      SECTION 4.02.  Rule 144A..............................................17
      SECTION 4.03.  Securities Act and Applicable State Securities Laws....17
      SECTION 4.05.  Notice of Proposal to Issue or Sell....................18
      SECTION 4.06.  Sale or Issuance After Notice..........................19
      SECTION 4.07.  Redemption of Certain New Securities...................19
      SECTION 4.08.  Termination............................................19
      SECTION 4.09.  Assignment.............................................20
      SECTION 4.10.  Definitions............................................20

ARTICLE V

      ADJUSTMENTS...........................................................21
      SECTION 5.01.  Adjustment of Preference Exercise Rate; Notices........21
      SECTION 5.02.  Fractional Preference Warrant Shares...................30
      SECTION 5.03.  Exceptions to Antidilution Provisions..................30

ARTICLE VI

      CONCERNING THE PREFERENCE WARRANT AGENT ..............................31
      SECTION 6.01.  Preference Warrant Agent...............................31
      SECTION 6.02.  Conditions of Preference Warrant Agent's Obligations...31
      SECTION 6.03.  Resignation and Appointment of Successor...............36

ARTICLE VII

      MISCELLANEOUS.........................................................37
      SECTION 7.01.  Amendment..............................................37
      SECTION 7.02.  Notices and Demands to the Company and Preference
                      Warrant Agent.........................................38
      SECTION 7.03.  Addresses for Notices to Parties and for Transmission
                      of Documents..........................................39
      SECTION 7.04.  Notices to Holders.....................................39
      SECTION 7.05.  Applicable Law.........................................39
      SECTION 7.06.  Persons Having Rights Under Agreement..................40
      SECTION 7.07.  Headings...............................................40
      SECTION 7.08.  Counterparts...........................................40
      SECTION 7.09.  Inspection of Agreement................................40
      SECTION 7.10.  Availability of Equitable Remedies.....................40
      SECTION 7.11.  Obtaining of Governmental Approvals....................40

EXHIBIT A  -  Form of Preference Warrant Certificate.......................A-1
EXHIBIT B  -  Form of Legend for Global Preference Warrant.................B-1
EXHIBIT C  -  Certificate to Be Delivered upon Exchange or Registration of Transfer of Warrants.....................................C-1

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                             INDEX OF DEFINED TERMS

Defined Term                                                              Page

Agreement....................................................................1
Business Day.....................................................12, A-8, A-16
Capital Stock...............................................................28
Cashless Exercise...........................................................13
Cashless Exercise Ratio.....................................................13
Common Stock.................................................................2
Definitive Warrants..........................................................2
Election to Exercise........................................................13
Exercise Date...............................................................14
Exercise Price..............................................................13
Exercise Rate...............................................................13
Expiration Date.............................................................12
Global Shares...............................................................15
Global Warrants..............................................................2
Independent Financial Expert................................................29
Initial Purchasers...........................................................1
Notes........................................................................1
Officers' Certificate........................................................8
Private Placement Legend.....................................................9
Purchase Agreement...........................................................1
Related Parties.............................................................32
Requisite Warrant Holders...................................................38
Resale Restriction Termination Date..........................................5
Surviving Person............................................................25
Time of Determination............................................29, A-4, A-12
Warrant......................................................................1
Warrant Agent................................................................1
Warrant Agent Office........................................................12
Warrant Exercise Office.....................................................11
Warrant Register.............................................................5
Warrant Registration Rights Agreement........................................1
Warrant Shares...............................................................2

                          PREFERENCE WARRANT AGREEMENT

            PREFERENCE WARRANT AGREEMENT ("Agreement"), dated as of January 27, 1999 by and between @ENTERTAINMENT, INC. (the "Company"), a Delaware corporation, and Bankers Trust Company, as preference warrant agent (with any successor Preference Warrant Agent, the "Preference Warrant Agent").

            WHEREAS, the Company has entered into a purchase agreement (the "MGPE Purchase Agreement") dated January 22, 1999 with Morgan Grenfell Private Equity Limited on behalf of Morgan Grenfell Development Capital Syndication Limited ("MGPE"), in which the Company has agreed to sell to MGPE 45,000 shares of the Company's Series A 12% cumulative preference shares (the "Series A Preference Shares"), and (ii) 45,000 warrants (the "Series A Preference Warrants"), each initially entitling the holder thereof to purchase 110 shares of Common Stock (as defined herein) of the Company; and

            WHEREAS, the Company has entered into a purchase agreement (the "Chase Purchase Agreement") dated January 22, 1999 with Mr. Arnold Chase ("Arnold Chase"), Ms. Cheryl Chase ("Cheryl Chase") and Ms. Rhoda Chase ("Rhoda Chase", and together with Arnold Chase and Cheryl Chase, the "Initial Chase Purchasers" and together with the Darland Trust, the "Chase Purchasers"), in which the Company has agreed to sell to the Chase Purchasers an aggregate of 5,000 shares of the Company's Series B 12% cumulative preference shares (the "Series B Preference Shares"), and (ii) 5,000 warrants (the "Series B Preference Warrants"), each initially entitling the holder thereof to purchase 110 shares of Common Stock (as defined herein) of the Company; the Chase Purchasers and MGPE are herein after collectively referred to as the "Purchasers"; the Series A Preference Shares and the Series B Preference Shares are hereinafter referred to collectively as the "Preference Shares"; the Series A Preference Warrants and the Series B Preference Warrants are hereinafter referred to as the "Preference Warrants" and the certificates evidencing the Preference Warrants are hereinafter referred to collectively as the "Preference Warrant Certificates"; and

            WHEREAS, the holders of the Preference Warrants are entitled to the benefits of a Preference Warrant Registration Rights Agreement dated as of January 27, 1999 between the Company and the Purchasers (the "Preference Warrant Registration Rights Agreement"); and

            WHEREAS, the Company desires the Preference Warrant Agent as preference warrant agent to assist the Company in connection with the issuance, exchange, cancellation, replacement and exercise of the Preference Warrants, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Preference Warrants may be issued, exchanged, canceled, replaced and exercised;

            NOW, THEREFORE, the parties hereto agree as follows:

                                    ARTICLE I

                     ISSUANCE, FORM, EXECUTION, DELIVERY AND
                 REGISTRATION OF PREFERENCE WARRANT CERTIFICATES

            SECTION 1.01. Issuance of Preference Warrants. Preference Warrants shall be originally issued in connection with the sale of the Preference Shares to the Purchasers.

            Each Preference Warrant Certificate shall evidence the number of Preference Warrants specified therein. Each Preference Warrant evidenced by a Preference Warrant Certificate shall, when it becomes exercisable as provided herein and therein, initially represent the right, subject to the provisions contained herein and therein, to purchase from the Company (and the Company shall issue and sell to the holder of such Preference Warrant) 110 fully paid and non-assessable Preference Warrant Shares at an exercise price of $10.00 per share. The number of shares of the Company's common stock, par value $0.01 per share (the "Common Stock") issuable upon exercise of a Preference Warrant is subject to adjustment as provided herein and in the Preference Warrants. The shares of Common Stock issuable upon exercise of a Preference Warrant are hereinafter referred to as the "Preference Warrant Shares" and, unless the context otherwise requires, such term shall also include any other securities issuable and deliverable upon exercise of a Preference Warrant as provided in
Article V, subject to adjustment as provided herein and in the Preference Warrant Certificates.

            SECTION 1.02. Form of Preference Warrant Certificate[s]. The Preference Warrant Certificate[s] will initially be issued either in global form (the "Global Preference Warrants") or in registered form as Certificated Preference Warrant Certificates (the "Certificated Preference Warrants"), in either case substantially in the form of Exhibit A attached hereto. Any Global Preference Warrants to be delivered pursuant to this Agreement shall bear the legend set forth in Exhibit B attached hereto. The Global Preference Warrants shall represent such of the outstanding Preference Warrants as shall be specified therein, and each Global Preference Warrant shall provide that it shall represent the aggregate amount of outstanding Preference Warrants from time to time endorsed thereon and that the aggregate amount of outstanding Preference Warrants represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Preference Warrant to reflect the amount of any increase or decrease in the amount of outstanding Preference Warrants represented thereby shall be made by the Preference Warrant Agent and the Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the "Depositary" with respect to the Global Preference Warrants until a successor shall be appointed by the Company and the Preference Warrant Agent. Upon written request, a holder of Preference Warrants may receive from the
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Preference Warrant Agent or the Depositary Certificated Preference Warrants as
set forth in Section 1.07 hereof.

            SECTION 1.03. Execution of Preference Warrant Certificates. The Preference Warrant Certificates shall be executed on behalf of the Company by the chairman of its board of directors, its president, its chief executive officer, its chief financial officer or any vice president and by its treasurer, assistant treasurer, secretary or assistant secretary. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Preference Warrant Shares. Typographical and other minor errors or defects in any such reproduction of any such signature shall not affect the validity or enforceability of any Preference Warrant Certificate that has been duly countersigned and delivered by the Preference Warrant Agent.

            In case any officer of the Company who shall have signed any of the Preference Warrant Certificates shall cease to be such officer before the Preference Warrant Certificate so signed shall be authenticated and delivered by the Preference Warrant Agent or disposed of by the Company, such Preference Warrant Certificate nevertheless may be authenticated and delivered or disposed of as though the person who signed such Preference Warrant Certificate had not ceased to be such officer of the Company. Any Preference Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Preference Warrant Certificate, shall be the proper officers of the Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

            SECTION 1.04. Authentication and Delivery. Subject to the immediately following paragraph, Preference Warrant Certificates shall be authenticated by manual signature and dated the date of authentication by the Preference Warrant Agent and shall not be valid for any purpose unless so authenticated and dated. The Preference Warrant Certificates shall be numbered and shall be registered in the Preference Warrant Register (as defined in Section 1.06 hereof).

            Upon the receipt by the Preference Warrant Agent of a written order of the Company, which order shall be signed by the chairman of its board of directors, its president, its chief executive officer, its chief financial officer or any vice president and by its treasurer, assistant treasurer, secretary or assistant secretary, and shall specify the amount of Preference Warrants to be authenticated, whether the Preference Warrants are to be Global Preference Warrants or Certificated Preference Warrants, the date of such Preference Warrants and such other information as the Preference Warrant Agent may reasonably request, without any further action by the Company, the Preference Warrant Agent is authorized, upon receipt from the Company at any time and from time to time of the Preference Warrant Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Preference Warrant
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                                        4


Certificates and upon the holder's request deliver them. Such authentication shall be by a duly authorized signatory of the Preference Warrant Agent (although it shall not be necessary for the same signatory to sign all Preference Warrant Certificates).

            In case any authorized signatory of the Preference Warrant Agent who shall have authenticated any of the Preference Warrant Certificates shall cease to be such authorized signatory before the Preference Warrant Certificate shall be disposed of by the Company or the Preference Warrant Agent, such Preference Warrant Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Preference Warrant Certificate had not ceased to be such authorized signatory of the Preference Warrant Agent; and any Preference Warrant Certificate may be authenticated on behalf of the Preference Warrant Agent by such persons as, at the actual time of authentication of such Preference Warrant Certificates, shall be the duly authorized signatories of the Preference Warrant Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

            The Preference Warrant Agent's authentication on all Preference Warrant Certificates shall be in substantially the form set forth in Exhibit A hereto.

            SECTION 1.05. Registration. The Company will keep, at the office or agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Preference Warrants as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Preference Warrants is hereinafter called, individually and collectively, the "Preference Registrar." The Company hereby initially appoints the Preference Warrant Agent as Preference Registrar. Upon written notice to the Preference Warrant Agent and any acting Preference Registrar, the Company may appoint a successor Preference Registrar for such purposes.

            In connection with the separate units offering being conducted simultaneously, the Company is issuing a number of Warrants. The Company agrees to keep separate registers for the Warrants and the Preference Warrants. The Company may utilize the same entity as Registrar for the Warrants and for the Preference Warrants. The Preference Warrant Agent is also the warrant agent for the Warrants being issued by the Company in the Units Offering. The functions and obligations of the Registrar and of the Preference Registrar are virtually identical. Likewise, the functions and obligations of the Preference Warrant Agent and of the Warrant Agent are virtually identical. In each case, this Agreement relates only to the relationship between the Company and the Preference Warrants Agent and Preference Registrar. The relationship between the Company and the Warrant Agent and Registrar of the Units is covered by a separate warrant agreement which is dated as of the date hereof.

            The Company will at all times designate one person (which may be the Company and which need not be a Preference Registrar) to act as repository of a master list of names and addresses of the holders of Preference Warrants (the "Preference Warrant Register"). The Preference Warrant Agent will act as such repository unless and until some other person is, by written notice from the Company to the Preference Warrant Agent and the Preference Registrar, designated by the Company to act as such. The Company shall cause each Preference Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Preference Registrar, as may be necessary to enable such repository to maintain the Preference Warrant Register on as current a basis as is practicable.

            SECTION 1.06. Registration of Transfers or Exchanges.

            (a) Transfer or Exchange of Certificated Preference Warrants. When Certificated Preference Warrants are presented to the Preference Warrant Agent with a request from the holder:

      (i)   to register the transfer of the Certificated Preference Warrants; or

      (ii) to exchange such Certificated Preference Warrants for an equal number of Certificated Preference Warrants of other authorized denominations,

the Preference Warrant Agent shall register the transfer or make the exchange as requested if the requirements under this Preference Warrant Agreement as set forth in this Section 1.06 for such transactions are met; provided, however, that the Certificated Preference Warrants presented or surrendered by a holder for registration of transfer or exchange:

      (x) shall be duly endorsed or accompanied by a written instruction of transfer or exchange in form satisfactory to the Company and the Preference Warrant Agent, duly executed by such holder or by his attorney, duly authorized in writing; and

      (y) in the case of Preference Warrants the offer and sale of which have not been registered under the Securities Act of 1933 (the "Securities Act") and are presented for transfer or exchange prior to (X) the date which is two years (or such shorter period as may be prescribed by Rule 144(k) (or any successor provision thereto)) after the later of the date of original issuance of the Preference Warrants and the last date on which the Company or any affiliate of the Company was the owner of such Preference Warrants, or any predecessor thereto, and (Y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such

            Preference Warrants shall be accompanied by the following additional information and documents, as applicable:

            (A) if such Preference Warrants are being delivered to the Preference Warrant Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit C hereto); or

            (B) if such Preference Warrants are being transferred to a qualified institutional buyer as such term is defined in Rule 144A under the Securities Act (a "QIB") in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto); or

            (C) if such Preference Warrants are being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification from the transferor to that effect (in substantially the form of Exhibit C hereto), and
                  (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such Preference Warrants are being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; provided that the Company may, based upon the views of its own counsel, instruct the Preference Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB.

            (b) Restrictions on Transfer of a Certificated Preference Warrant for a Beneficial Interest in a Global Preference Warrant. A Certificated Preference Warrant may not be transferred by a holder for a beneficial interest in a Global Preference Warrant except upon satisfaction of the requirements set forth below. Upon receipt by the Preference Warrant Agent of a Certificated Preference Warrant, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Preference Warrant Agent, together with:

            (A) certification from such holder (in substantially the form of Exhibit C hereto) that such Certificated Preference Warrant is being transferred to a QIB in accordance with Rule 144A under the Securities Act; and

            (B) written instructions directing the Preference Warrant Agent to make, or to direct the Depositary to make, an endorsement on the Global Preference Warrant to reflect an increase in the aggregate amount of the Preference Warrants represented by the Global Preference Warrant, then the Preference Warrant Agent shall cancel such Certificated Preference Warrant and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Preference Warrant Agent, the number of Preference Warrant Shares represented by the Global Preference Warrant to be increased accordingly. If no Global Preference Warrant is then outstanding, the Company shall issue, and the Preference Warrant Agent shall upon written instructions from the Company authenticate, a new Global Preference Warrant in the appropriate amount.

            (c) Transfer or Exchange of Global Preference Warrants. The transfer or exchange of Global Preference Warrants or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.06, the Private Placement Legend (as defined below), this Agreement (including those restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

            (d) Transfer or Exchange of a Beneficial Interest in a Global Preference Warrant for a Certificated Preference Warrant.

      (i) Any person having a beneficial interest in a Global Preference Warrant may transfer or exchange such beneficial interest for a Certificated Preference Warrant upon receipt by the Preference Warrant Agent of written instructions (or such other form of instructions as is customary for the Depositary) from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Preference Warrant, including a written order containing registration instructions and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

            (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit C hereto); or

            (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto); or

            (C) if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery by the transferor of (i) a certification to that effect (in substantially the form of Exhibit C hereto) and (ii) an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification from the transferor to that effect (in substantially the form of Exhibit C hereto) and an opinion of counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; provided that the Company may instruct the Preference Warrant Agent not to register such transfer in any case where the proposed transferee is not a QIB;

            then, upon receipt of such written instructions and additional information and documents, the Preference Warrant Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Preference Warrant Agent, the aggregate amount of the Global Preference Warrant to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an officers' certificate (a certificate signed by the chairman or a co-chairman of the board, the president, the chief executive officer, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company) (an "Officers' Certificate"), the Preference Warrant Agent will authenticate and deliver to the transferee a Certificated Preference Warrant.

      (ii) Certificated Preference Warrants issued in exchange for a beneficial interest in a Global Preference Warrant pursuant to this Section 1.06(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Preference Warrant Agent in writing. The Preference Warrant Agent shall deliver such Certificated Preference Warrants to the persons in whose names such Preference Warrants are so registered and adjust the Global Preference Warrant pursuant to paragraph (h) of this
            Section 1.06.

            (e) Restrictions on Transfer or Exchange of Global Preference Warrants. Notwithstanding any other provisions of this Agreement (other than the provisions set forth in subsection (f) of this Section 1.06), a Global Preference Warrant may not be transferred or exchanged as a whole except by the Depositary to a nominee of the Depositary; by a nominee of the Depositary to the Depositary or another nominee of the Depositary; or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (f) Authentication of Certificated Preference Warrants in Absence of Depositary. If at any time:

      (i) the Depositary for the Global Preference Warrants notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Preference Warrant and a successor Depositary for the Global Preference Warrant is not appointed by the Company within 90 days after delivery of such notice; or

      (ii) the Company, at its sole discretion, notifies the Preference Warrant Agent in writing that it elects to cause the issuance of Certificated Preference Warrants for all Global Preference Warrants under this Agreement, then the Company will execute, and the Preference Warrant Agent will, upon receipt of an Officers' Certificate requesting the authentication and delivery of Certificated Preference Warrants, authenticate and deliver Certificated Preference Warrants, in an aggregate number equal to the aggregate number of Preference Warrants represented by the Global Preference Warrant, in exchange for such Global Preference Warrant.

            (g) Private Placement Legend. Upon the transfer or exchange of Preference Warrant Certificates not bearing the legend set forth in the first paragraph of Exhibit A attached hereto (the "Private Placement Legend"), the Preference Warrant Agent shall deliver Preference Warrant Certificates that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Preference Warrant Certificates bearing the Private Placement Legend, the Preference Warrant Agent shall deliver Preference Warrant Certificates that bear the Private Placement Legend unless, and the Preference Warrant Agent is hereby authorized to deliver Preference Warrant Certificates without the Private Placement Legend if, (i) there is delivered to the Preference Warrant Agent an opinion of counsel reasonably satisfactory to the Company to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (ii) there is delivered to the Preference Warrant Agent an Officers' Certificate stating that the Preference Warrants to be transferred or exchanged represented by such Preference Warrant Certificates are being transferred or exchanged pursuant to an effective registration statement under the Securities Act.

            (h) Cancellation or Adjustment of a Global Preference Warrant. At such time as all beneficial interests in a Global Preference Warrant have either been exchanged for

Certificated Preference Warrants, redeemed, repurchased or canceled, such Global Preference Warrant shall be returned to the Company or, upon written order to the Preference Warrant Agent in the form of an Officers' Certificate from the Company, retained and canceled by the Preference Warrant Agent. At any time prior to such cancellation, if any beneficial interest in a Global Preference Warrant is exchanged for Certificated Preference Warrants, redeemed, repurchased or canceled, the number of Preference Warrants represented by such Global Preference Warrant shall be reduced and an endorsement shall be made on such Global Preference Warrant by the Preference Warrant Agent to reflect such reduction.

            (i) Obligations with Respect to Transfers or Exchanges of Certificated Preference Warrants.

      (i) To permit registrations of transfers or exchanges completed in accordance with the provisions hereof, the Company shall execute, at the Preference Warrant Agent's request, and the Preference Warrant Agent shall authenticate, Certificated Preference Warrants and Global Preference Warrants.

      (ii) All Certificated Preference Warrants and Global Preference Warrants issued upon any registration of transfer or exchange of Certificated Preference Warrants or Global Preference Warrants, as the case may be, completed in accordance with the provisions hereof, shall be the valid obligations of the Company, entitled to the same benefits under this Preference Warrant Agreement as the Certificated Preference Warrants or Global Preference Warrants surrendered upon the registration of transfer or exchange.

      (iii) Prior to due presentment for registration of transfer of any Preference Warrant, the Preference Warrant Agent and the Company may deem and treat the person in whose name any Preference Warrant is registered as the absolute owner of such Preference Warrant, and neither the Preference Warrant Agent nor the Company shall be affected by notice to the contrary.

            SECTION 1.07. Lost, Stolen, Destroyed, Defaced or Mutilated Preference Warrant Certificates. Upon receipt by the Company and the Preference Warrant Agent (or any agent of the Company or the Preference Warrant Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Preference Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Preference Warrant Agent for cancellation, then, in the absence of notice to the Company or the Preference Warrant Agent that such Preference Warrant Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall execute, and an authorized signatory of the Preference Warrant Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Preference Warrant Certificate, a new Preference Warrant Certificate representing a like number of Preference Warrants, bearing a number or other distinguishing symbol not contemporaneously outstanding. Prior to the issuance of any new Preference Warrant Certificate under this Section in a name other than the prior registered holder of the lost, stolen, destroyed, defaced or mutilated Preference Warrant Certificate, the Company may require the payment from the holder of such Preference Warrant Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Preference Warrant Agent and the Preference Registrar or any agent thereof) in connection therewith. Every substitute Preference Warrant Certificate executed and delivered pursuant to this Section 1.07 in lieu of any lost, stolen or destroyed Preference Warrant Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Preference Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Preference Warrant Certificates duly executed and delivered hereunder. The provisions of this Section 1.07 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Preference Warrant Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Preference Warrant Certificates.

            The Preference Warrant Agent is hereby authorized to authenticate in accordance with the provisions of this Agreement and deliver the new Preference Warrant Certificates required pursuant to the provisions of this Section 1.07.

            SECTION 1.08. Offices for Exercise, etc. So long as any of the Preference Warrants remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York: (a) an office or agency where the Preference Warrant Certificates may be presented for exercise (each a "Preference Warrant Exercise Office"), (b) an office or agency where the Preference Warrant Certificates may be presented for registration of transfer and for exchange, and (c) an office or agency where notices and demands to or upon the Company in respect of the Preference Warrants or of this Agreement may be served. The Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all times be maintained in the Borough of Manhattan, The City of New York, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York, where Preference Warrant Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient.

The Company will give to the Preference Warrant Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the Preference Warrant Agent at its principal corporate trust office identified in Section 7.03 in the Borough of Manhattan, The City of New York (the "Preference Warrant Agent Office"), as the initial agency maintained for each such purpose. In case the Company shall fail to maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notice may be served at the Preference Warrant Agent Office and the Company appoints the Preference Warrant Agent as its agent to receive all such presentations, surrenders, notices and demands.

                                   ARTICLE II

            DURATION, EXERCISE OF PREFERENCE WARRANTS; EXERCISE PRICE
                      AND REPURCHASE OF PREFERENCE WARRANTS

            SECTION 2.01. Duration of Preference Warrants. Subject to the terms and conditions established herein, the Preference Warrants shall expire at 5:00 p.m., New York City time, on February 1, 2010. The applicable date of expiration of a particular Preference Warrant is referred to herein as the "Preference Expiration Date" of such Preference Warrant. Each Preference Warrant may be exercised as set forth in Section 2.02. The Company will give notice of expiration to then registered holders of Preference Warrants not less than 90 nor more than 120 days prior to the Preference Expiration Date. Failure to give such notice however, will not prevent the Preference Warrants from expiring and becoming void on the Preference Expiration Date.

            Any Preference Warrant not exercised before 5:00 p.m., New York City time, on the Preference Expiration Date shall become void, and all rights of the holder under the Preference Warrant Certificate evidencing such Preference Warrant and under this Agreement shall cease.

            "Business Day" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Preference Warrants are listed or admitted to trading, are open for business.

            SECTION 2.02. Exercise, Exercise Price, Settlement and Delivery. (a) Subject to the provisions of this Agreement, each Preference Warrant shall entitle the registered holder thereof to purchase from the Company on any Business Day during the period beginning on the Preference Exercise Date and ending at 5:00 p.m., New York City time, on the Preference Expiration Date 110 fully paid, registered and non-assessable Preference Warrant Shares (and any other securities purchasable or deliverable upon exercise of such Preference Warrant as provided in Article
V), subject to adjustment in accordance with Article V hereof, at the purchase price of $10.00 for each share purchased (the "Preference Exercise Price"). The number and amount of Preference Warrant Shares issuable upon exercise of a Preference Warrant (the "Preference Exercise Rate") at the Preference Exercise Price shall be subject to adjustment from time to time as set forth in Article V hereof.

            "Preference Exercise Date" means any date after the Issue Date on which the Preference Warrants are exercised and Preference Warrant Shares issued in connection with such exercise.

            (b) Preference Warrants may be exercised on or after the date they are exercisable hereunder by (i) surrendering at any Preference Warrant Exercise Office the Preference Warrant Certificate evidencing such Preference Warrants with the form of election to purchase Preference Warrant Shares set forth on the reverse side of the Preference Warrant Certificate (the "Election to Exercise") duly completed and signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, and in the case of a transfer, such signature shall be guaranteed by an eligible guarantor institution, and (ii) paying in full the Preference Exercise Price for each such Preference Warrant exercised. Each Preference Warrant may be exercised only in whole. The Preference Warrants may be exercised in whole or in part prior to the Preference Expiration Date.

            (c) Simultaneously with the exercise of each Preference Warrant, payment in full of the aggregate Preference Exercise Price may be made, at the option of the holder, (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise (as defined below) or (iii) by any combination of (i) and
(ii), to the office or agency where the Preference Warrant Certificate is being surrendered. For purposes of this Agreement, a "Cashless Exercise" shall mean an exercise of a Preference Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Preference Warrant or Preference Warrants without payment of the Preference Exercise Price in cash by surrendering such Preference Warrant or Preference Warrants (represented by one or more Preference Warrant Certificates) and, in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Preference Warrant or Preference Warrants are exercisable and which would be issuable in the event of an exercise with payment in cash of the Preference Exercise Price and (2) the Cashless Exercise Ratio (as defined below). The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Agreement) per share of Common Stock on the date of exercise over the Preference Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Preference Warrant Certificate representing more than one Preference Warrant in connection with a holder's option to elect a Cashless Exercise, such holder must specify the number of Preference Warrants for which such Preference Warrant Certificate is to be exercised (without giving effect to such Cashless Exercise). All provisions of this Agreement shall be applicable with respect to a Cashless Exercise of a Preference Warrant Certificate for less than the full number of Preference Warrants represented thereby. No payment or adjustment shall be made on account of any distributions of dividends on the Common Stock issuable upon exercise of a Preference Warrant. If the Company has not effected the registration under the Securities Act of the offer and sale of the Preference Warrant Shares by the Company to the holders of the Preference Warrants on or prior to the Effective Preference Exercise Date (as defined below), the Company may elect to require that the holders of the Warrants effect the exercise thereof solely pursuant to the Cashless Exercise option and may also amend the Preference Warrants to eliminate the requirement for payment of the Preference Exercise Price with respect to such Cashless Exercise option. The Preference Warrant Agent shall have no obligation under this section to calculate the Cashless Exercise Ratio.

            (d) Upon surrender of a Preference Warrant Certificate and payment and collection of the Preference Exercise Price at any Preference Warrant Exercise Office (other than any Preference Warrant Exercise Office that also is an office of the Preference Warrant Agent), such Preference Warrant Certificate and payment shall be promptly delivered to the Preference Warrant Agent. The "Effective Preference Exercise Date" for a Preference Warrant shall be the date when all of the items referred to in the first sentence of paragraphs (b) and
(c) of this Section 2.02 are received by the Preference Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day and the exercise of the Preference Warrants will be effective as of such Effective Preference Exercise Date. If any items referred to in the first sentence of paragraphs (b) and (c) are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Preference Warrants to which such item relates will be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Preference Warrants on the Preference Expiration Date, if all of the items referred to in the first sentence of paragraphs (b) and (c) are received by the Preference Warrant Agent at or prior to 5:00 p.m., New York City time, on the Preference Expiration Date, the exercise of the Preference Warrants to which such items relate will be effective on the Preference Expiration Date.

            (e) Upon the exercise of a Preference Warrant in accordance with the terms hereof, the receipt of a Preference Warrant Certificate and payment of the Preference Exercise Price (or election of the Cashless Exercise option), the Preference Warrant Agent shall: (i) except to the extent exercise of the Preference Warrant has been effected through a Cashless Exercise, cause an amount equal to the aggregate Preference Exercise Price to be paid to the Company by crediting such amount in immediately available funds to the account designated by the Company in writing to the Preference Warrant Agent for that purpose; (ii) advise the Company immediately by telephone of the amount so deposited to the Company's account and promptly confirm such telephonic advice in writing; and
(iii) as soon as practicable, advise the Company in writing of the number of Preference Warrants exercised in accordance with the terms and conditions of this Agreement and the Preference Warrant Certificates, the instructions of each exercising holder of the Preference Warrant Certificates with respect to delivery of the Preference Warrant Shares to which such holder is entitled upon such exercise, and such other information as the Company shall reasonably request.

            (f) Subject to Section 5.02 hereof, as soon as practicable after the exercise of any Preference Warrant or Preference Warrants in accordance with the terms hereof, the Company shall issue or cause to be issued to or upon the written order of the registered holder of the Preference Warrant Certificate evidencing such exercised Preference Warrant or Preference Warrants, a certificate or certificates evidencing the Preference Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of the Preference Warrant Certificate. Such certificate or certificates evidencing the Preference Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holders of record of such Preference Warrant Shares as of the close of business on the Effective Exercise Date; the Preference Warrant Shares may initially be issued in Global form (the "Global Preference Shares"). Such Global Preference Shares shall represent such of the outstanding Preference Warrant Shares as shall be specified therein and each Global Preference Share shall provide that it represents the aggregate amount of outstanding Preference Warrant Shares from time to time endorsed thereon and that the aggregate amount of outstanding Preference Warrant Shares represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Preference Share to reflect any increase or decrease in the amount of outstanding Preference Warrant Shares represented thereby shall be made by the registrar for the Preference Warrant Shares and the Depositary (referred to below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall (if possible) act as the Depositary with respect to the Global Preference Shares until a successor shall be appointed by the Company and the registrar for the Preference Warrant Shares. After exercise of any Preference Warrant or Preference Warrant Shares, the Company shall also issue or cause to be issued to or upon the written order of the registered holder of such Preference Warrant Certificate, a new Preference Warrant Certificate, countersigned by the Preference Warrant Agent pursuant to written instruction, evidencing the number of Preference Warrants, if any, remaining unexercised unless such Preference Warrants shall have expired.

            (g) The Holders of the Preference Warrants have agreed with the Company that while they may exercise their Preference Warrants at any time, in whole or in part, prior to the Preference Expiration Date, such Holders of the Preference Warrants will not be allowed to sell or otherwise dispose of any Preference Warrant Shares prior to one year from the date hereof.

            SECTION 2.03. Cancellation of Preference Warrant Certificates. In the event the Company shall purchase or otherwise acquire Preference Warrants, the Preference Warrant Certificates evidencing such Preference Warrants may thereupon be delivered to the Preference Warrant Agent, and if so delivered, shall at the Company's written instruction be canceled by it and retired. The Preference Warrant Agent shall cancel all Preference Warrant Certificates properly surrendered for exchange, substitution, transfer or exercise. Upon the Company's written request, the Preference Warrant Agent shall deliver such canceled Preference Warrant Certificates to the Company.

                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO
                    RIGHTS OF HOLDERS OF PREFERENCE WARRANTS

            SECTION 3.01. Enforcement of Rights. (a) Notwithstanding any of the provisions of this Agreement, any holder of any Preference Warrant Certificate, without the consent of the Preference Warrant Agent, the holder of any Preference Warrant Shares or the holder of any other Preference Warrant Certificate, may, in and for his own behalf enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, his right to exercise the Preference Warrant or Preference Warrants evidenced by his Preference Warrant Certificate in the manner provided in such Preference Warrant Certificate and in this Agreement.

            (b) Neither the Preference Warrants nor any Preference Warrant Certificate shall entitle the holders thereof to any of the rights of shareholders of the Company, including, without limitation, the right to vote or to receive any dividends or other payments or to consent or to exercise any preemptive rights (except as provided in Section 4.04 hereof) or to receive notice as stockholders in respect of the meetings of stockholders or for the election of directors of the Company or any other matter, or any rights whatsoever as stockholders of the Company.

            SECTION 3.02. Obtaining Stock Exchange Listings. The Company will use its best efforts from time to time to list the Preference Warrant Shares, immediately upon their issuance upon the exercise of Preference Warrants, on the Nasdaq National Market.

                                   ARTICLE IV

                        CERTAIN COVENANTS OF THE COMPANY

            SECTION 4.01. Payment of Taxes. The Company will pay all documentary stamp taxes attributable to the initial issuance of Preference Warrants and of the Preference Warrant Shares upon the exercise of Preference Warrants; provided, however, that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer or exchange of any Preference Warrant Certificates or any certificates for Preference Warrant Shares in a name other than the registered holder of a Preference Warrant Certificate surrendered upon the exercise of a Preference Warrant. In any such case, no transfer or exchange shall be made unless or until the person or persons requesting issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

            SECTION 4.02. Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules, regulations and policies adopted by the Securities and Exchange Commission thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act and, if at any time prior to the Preference Expiration Date the Company is not required to file such reports, it will mail to each owner or beneficial owner of Preference Warrants upon request such information as is referred to in Rule 144A(d)(4) under the Securities Act.

            SECTION 4.03. Securities Act and Applicable State Securities Laws. The Company will also agree to comply with all applicable laws, including the Securities Act and any applicable state securities laws, in connection with the offer and sale of Common Stock (and other securities and property deliverable) upon exercise of the Preference Warrants.

            SECTION 4.04. Grant of Right of First Refusal

            (a) The Company hereby grants to each Purchaser the right of first refusal to purchase, at the same per share price and on the same terms and conditions, such Purchaser's pro rata share of New Securities as the Company may, from time to time, sell or issue after the date of this Agreement; provided however, that this right of first refusal shall not provide the Purchasers with additional rights to acquire securities if the provisions of Section 5.01 (c) or (d) of this Agreement are applicable.

            (b) For purposes of this Agreement, each Purchaser's "pro rata share" is the ratio of the number of Shares of Common Stock that such Purchaser has the right to acquire pursuant to the Preference Warrants held by it immediately prior to the issuance of New Securities, to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities, assuming full conversion of all outstanding Shares convertible into or exchangeable for Common Stock and exercise of all outstanding rights, options and warrants for Common Stock. Any shares of Common Stock acquired by any Purchaser (including pursuant to the Preference Warrants) and any other rights to acquire shares of Common Stock acquired by any Purchaser (other than the Preference Warrants) shall not be included in the "pro rata share" that such Purchaser may be entitled to purchase.

            (c) This right of first refusal shall be subject to the remaining provisions of this Agreement.

            (d) Notwithstanding anything in this Agreement to the contrary, no adjustment in the number of shares of Common Stock issuable or issued upon exercise, exchange or conversion of any outstanding securities convertible into or exchangeable for Common Stock and exercise for Common Stock of any outstanding right, option or warrant held by such Person (or which such Person is entitled to hold pursuant to a right of conversion or exchange on any security) by reason of original provisions of or relating to such security which provide for an automatic adjustment upon the occurrence of specified events shall be deemed an issuance or sale or a proposed issuance or sale of New Securities, nor shall such adjustment give rise to any rights of first refusal under this Agreement.

            SECTION 4.05. Notice of Proposal to Issue or Sell

            (a) In the event the Company proposes to issue or sell New Securities, it shall give each Purchaser written notice of the proposal (a "Section 4.05 Notice"), describing the proposed New Securities, and the terms (including the cash to be paid for, plus the fair market value of any other consideration to be given for, the New Securities) upon which the Company proposes to sell or issue the New Securities and the proposed buyers, if known.

            (b) Each Purchaser shall have 30 days after any Section 4.05 Notice is given to agree to purchase such New Securities upon the terms specified in the Section 4.05 Notice, and in the event that any Purchaser wishes to do so it shall give written notice to the Company, stating therein the quantity of New Securities to be purchased, which in any event may not exceed such Purchaser's pro rata share thereof. In the event that any Purchaser fails to give such notice, it shall be deemed to have waived its right of first refusal under this Agreement.

            (c) In the event that any Purchaser exercises its right pursuant to
      Section 4.05(b) such Purchaser shall purchase the quantity of New Securities specified in such Purchaser's notice to the Company on the terms specified in the Section 4.05 Notice (except that if such terms include the giving of consideration other than cash, such Purchaser shall pay the fair market value of such other consideration in lieu thereof) on a date (other than a date on which banks in The City of New York City are closed) not more than 210 days after the date of the Section 4.05 Notice. The Company shall give such Purchaser notice of the purchase date not less than ten days in advance of the purchase date.

            SECTION 4.06. Sale or Issuance After Notice

            (a) From the first day after the first day on which the Purchasers have (i) exercised their right of first refusal as provided for in Section 4.05(b), (ii) waived their right of first refusal in writing, or (iii) been deemed to have waived their right of first refusal pursuant to the last sentence of Section 4.05(b), the Company shall have 180 days to sell or issue, or enter into an agreement (pursuant to which the sale of New Securities covered thereby shall be closed, if at all, not later than 180 days from the date of such agreement) to sell or issue, all those New Securities covered by the applicable Section 4.05 Notice, at a price and upon terms no more favorable to the purchasers thereof than specified in such Section 4.05 Notice.

            (b) If the Company does not sell such New Securities within the time periods specified in Section 4.06(a), the Company shall not be permitted to issue or sell such New Securities, unless it first offers such securities to each Purchaser again pursuant to the terms of this Agreement.

            SECTION 4.07. Redemption of Certain New Securities

            Any options, warrants, or other rights to purchase Common Stock that any Purchaser purchases pursuant to this Agreement (collectively, "Option Rights") shall be subject to redemption by the Company if the Company does not complete a sale or issuance pursuant to Section 4.05(a) of the New Securities the proposed sale or issuance of which caused the Company to give the Section
4.05 Notice that led to such Purchaser's purchase of such Option Rights.

            SECTION 4.08. Termination

            Upon the disposition by any Purchaser of all of its Preference Warrants, such Purchaser shall have no further rights under this Agreement.

            SECTION 4.09. Assignment. The rights granted by the Company under
Section 4.04 can be assigned by a Purchaser only to a transferee or assignee of some of all of the Preference Warrant Shares or Preference Warrants (as adjusted for stock splits and the like) that is owned and controlled by such Purchaser.

            SECTION 4.10. Definitions. For purposed of this Article IV, the following terms shall have the following definitions:

            "Common Stock" means the commons stock of the Company, par value $0.01 per share.

            "New Securities" means any Common Stock, whether now authorized or not, and any rights, options or warrants to purchase any such Common Stock, and securities of any type whatsoever that are, or may become, convertible into Common Stock; provided that the term "New Securities" does not include:

            (i) securities issued in connection with an acquisition by the Company of another business entity or business segment of such an entity, whether by merger, purchase of substantially all the stock or assets, or by other reorganization;

            (ii) securities issued to employees, consultants, officers or directors of the Company either

                  (x) pursuant to any stock option, stock purchase, stock bonus or similar plan that is or has been approved by the Board of Directors of the Company on or before the date of this Agreement, or

                  (y) pursuant to any stock option, stock purchase, stock bonus or similar plan that is approved by the Compensation Committee of the Board of Directors of the Company, provided that such securities have an exercise price of no less than the Common Stock fair market value on the date of the grant;

            (iii) securities issued in connection with any stock split, stock dividend, recapitalization or other reorganization of the Company;

            (iv) securities issued upon the exchange, exercise or conversion of any security that was the subject of a right of first refusal pursuant to this Agreement;

            (v) treasury shares;

            (vi) any right, option or warrant to acquire any security convertible solely into the securities excluded from the definition of New Securities pursuant to subsections (i) through (v) above;

            (vii) any Common Stock, or any rights, options, warrants, or Shares convertible into or exchangeable for Common Stock, which the Company was, on or before the date of this Agreement, required to issue;

            (viii) any Common Stock, or any rights, options, warrants or Shares convertible into or exchangeable for Common Stock which the Company shall issue on January 27, 1999 in connection with its offering of certain senior discount notes due 2009; and

            (ix) any Common Stock, or any rights, options, warrants or Shares convertible into or exchangeable for Common Stock, issued or sold to any Person by the operation of any rights described in this Article IV or pursuant to any other anti-dilution arrangement with any other Person (including but not limited to any such rights granted to the Purchaser).

            "Person" means any individual, partnership, company, corporation or other legal entity, as the context requires.

            "Shares" means shares of any class or series of the capital stock of the Company.

                                    ARTICLE V

                                   ADJUSTMENTS

            SECTION 5.01. Adjustment of Preference Exercise Rate; Notices. The Preference Exercise Rate is subject to adjustment from time to time as provided in this Section 5.01.

            (a) Adjustment for Changes in Common Stock. In the event that at any time on or after the Issue Date or from time to time the Company shall (i) pay a dividend or make a distribution on its Common Stock payable in shares of its Common Stock or other equity interests of the Company, (ii) subdivide any of its outstanding shares of Common Stock into a larger number of shares of Common Stock, (iii) combine any of its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) increase or decrease the number of shares of Common Stock outstanding by reclassification of its Common Stock, then the number of shares of Common Stock issuable upon exercise of each Preference

Warrant immediately after the happening of such event shall be adjusted to a number determined by multiplying the number of shares of Common Stock that such holder would have owned or have been entitled to receive upon exercise had such Warrants been exercised immediately prior to the happening of the events described above (or, in the case of a dividend or distribution of Common Stock or other shares of Capital Stock, immediately prior to the record date therefor) by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately after the happening of the events described above and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to the happening of the events described above; and subject to Section 5.01(n), the Preference Exercise Price for each Preference Warrant shall be adjusted to a number determined by dividing the Preference Exercise Price immediately prior to such event by the aforementioned fraction. An adjustment made pursuant to this Section 5.01(a) shall become effective immediately after the effective date of such event, retroactive to the record date therefor in the case of a dividend or distribution in shares of Common Stock or other shares of the Company's capital stock.

            (b) Adjustment for Cash Dividends and Other Distributions. In the event that at any time or from time to time the Company shall distribute to all holders of Common Stock (i) any dividend or other distribution of cash, evidences of its indebtedness, shares of its capital stock or any other assets, properties or debt securities or (ii) any options, warrants or other rights to subscribe for or purchase any of the foregoing (other than, in each case, (x) any distributions described in Sections 5.01(a), 5.01(c) or 5.01(d) that result in an adjustment; and (z) any cash dividends or other cash distributions from current or retained earnings), then the number of shares of Common Stock issuable upon the exercise of each Preference Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock issuable upon the exercise of such Preference Warrant immediately prior to the record date for any such dividend or distribution by a fraction, the numerator of which shall be the Current Market Value per share of Common Stock on the record date for such dividend or distribution and the denominator of which shall be such Current Market Value per share of Common Stock on the record date for such dividend or distribution less the sum of (x) the amount of cash, if any, distributed per share of Common Stock and (y) the fair value (as determined in good faith by the Board, whose determination shall be evidenced by a board resolution filed with the Preference Warrant Agent, a copy of which will be sent to Holders upon request) of the portion, if any, of the distribution applicable to one share of Common Stock consisting of evidences of indebtedness, shares of stock, securities, other assets or property, warrants, options or subscription or purchase rights; and, subject to Sections 5.01(n) and 5.03, the Preference Exercise Price shall be adjusted to a number determined by dividing the Preference Exercise Price immediately prior to such record date by the aforementioned fraction. Such adjustments shall be made whenever any distribution is made and shall become effective as of the date of distribution, retroactive to the record date for any such distribution; provided, however, that the Company is not required to make an adjustment pursuant to this

Section 5.01(b) if at the time of such distribution the Company makes the same distribution to Holders of Preference Warrants as it makes to holders of Common Stock pro rata based on the number of shares of Common Stock for which such Preference Warrants are exercisable (whether or not currently exercisable). No adjustment shall be made pursuant to this Section 5.01(b) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each Preference Warrant or increasing the Preference Exercise Price.

            (c) Adjustment for Rights Issued to All Holders of Common Stock. In the event that at any time or from time to time the Company shall issue to all holders of Common Stock without any charge, rights, options or warrants entitling the holders thereof to subscribe for additional shares of Common Stock, or securities convertible into or exchangeable or exercisable for additional shares of Common Stock, entitling such holders to subscribe for or purchase shares of Common Stock at a price per share that is lower at the record date for such issuance than the then Current Market Value per share of Common Stock (other than issuances referred to in Sections 5.01(a), 5.01(b) or 5.01(d)that result in an adjustment), then the number of shares of Common Stock issuable upon the exercise of each Preference Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Preference Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights, options, warrants or securities plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities) would purchase at the then Current Market Value per share of Common Stock. Subject to Sections 5.01(n) and 5.03, in the event of any such adjustment, the Preference Exercise Price shall be adjusted to a number determined by dividing the Preference Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustment shall be made immediately after such rights, options or warrants are issued and shall become effective, retroactive to the record date for the determination of stockholders entitled to receive such rights, options, warrants or securities. No adjustment shall be made pursuant to this Section 5.01(c) which shall have the effect of decreasing the number of shares of Common Stock purchasable upon exercise of each Preference Warrant or of increasing the Preference Exercise Price.

            (d) Adjustment for Other Issuances of Common Stock or Rights. In the event that at any time or from time to time the Company shall issue (i) shares of Common Stock (subject to the provisions below), (ii) rights, options or warrants entitling the holder thereof to subscribe for shares of Common Stock (provided, however, that no adjustment shall be made upon the exercise of such rights, options or warrants), or (iii) securities convertible into or exchangeable or exercisable for Common Stock (provided, however, that no adjustment shall be made upon the conversion, exchange or exercise of such securities (other than issuances specified in (i), (ii) or (iii) which are made as the result of anti-dilution adjustments in such securities)), at a price per share at the record date of such issuance that is less than the then Current Market Value per share of Common Stock (other than issuances referred to in Sections 5.01(a), 5.01(b) or 5.01(d)that result in an adjustment), then the number of shares of Common Stock issuable upon the exercise of each Preference Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock theretofore issuable upon exercise of each Preference Warrant by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such sale or issuance plus the number of additional shares of Common Stock offered for subscription or purchase or into or for which such securities that are issued are convertible, exchangeable or exercisable, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such sale or issuance plus the total number of shares of Common Stock which the aggregate consideration expected to be received by the Company (assuming the exercise or conversion of all such rights, options, warrants or securities, if any) would purchase at the then Current Market Value per share of Common Stock, and subject to Sections 5.01(n) and 5.03 the Preference Exercise Price shall be adjusted to a number determined by dividing the Preference Exercise Price immediately prior to such date of issuance by the aforementioned fraction. Such adjustments shall be made whenever such rights, options or warrants or convertible securities are issued. No adjustment shall be made pursuant to this Section 5.01(d) which shall have the effect of decreasing the number of shares of Common Stock issuable upon exercise of each warrant or of increasing the Preference Exercise Price. For purposes of this Section 5.01(d) only, any issuance of Common Stock, or rights, options or warrants to subscribe for, or other securities convertible into or exercisable or exchangeable for, Common Stock, which issuance (or agreement to issue) (A) is in exchange for or otherwise in connection with the acquisition of the property (excluding any such exchange exclusively for cash) of any Person and (B) is at a price per share equal to the Current Market Value at the time of signing a definitive agreement, shall be deemed to have been made at a price per share equal to the Current Market Value per share at the record date with respect to such issuance (the time of closing or consummation of such exchange or acquisition) if such definitive agreement is entered into within 90 days of the date of such agreement in principle.

            (e) Notice of Adjustment. Whenever the Preference Exercise Price or the number of shares of Common Stock and other property, if any, issuable upon exercise of the Preference Warrants is adjusted, as herein provided, the Company shall deliver to the Preference Warrant Agent and to the holder of the Preference Warrants a certificate of a firm of independent accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth, in reasonable detail, the event requiring the adjustment and the method by which such adjustment was calculated (including a description of the basis on which (i) the Board determined the fair value of any evidences of indebtedness, other securities or property or warrants, options or other subscription or purchase rights and (ii) the Current Market Value of the Common Stock was determined, if either of such determinations were required), and specifying the Preference Exercise Price and the number of shares of Common Stock issuable upon exercise of Preference Warrants after giving effect to such adjustment. The Company shall, by Company Order, promptly cause the Preference Warrant Agent to mail a copy of such certificate to each Holder in accordance with Section 5.01(l). The Preference Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Preference Warrant Agent shall not at any time be under any duty or responsibility to any Holder to determine whether any facts exist which may require any adjustment of the Preference Exercise Price or the number of shares of Common Stock or other stock issuable on exercise of the Preference Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value of any shares of Common Stock, evidences of indebtedness, warrants, options, or other securities or property.

            (f) Reorganization of Company; Special Distributions. (i) If the Company, in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental preference warrant agreement. The supplemental preference warrant agreement shall provide (a) that the holder of a Preference Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Preference Warrant immediately before the effective date of the transaction (whether or not the Preference Warrants were then exercisable and without giving effect to the Cashless Exercise option); it being understood that the Preference Warrants will remain exercisable only in accordance with their terms so that conditions to exercise will remain applicable, such as payment of Preference Exercise Price, assuming (to the extent applicable) that such holder (i) was not a constituent person or an affiliate of a constituent person to such transactions, (ii) made no election with respect to the form of consideration payable in such transaction, and (iii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted to every right and obligation of the Company in respect of this Agreement and the Preference Warrants. The supplemental warrant agreement shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The Surviving Person shall mail to holders of Preference Warrants at the addresses appearing on the Preference Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Preference Warrants is an affiliate of the Surviving Person, that issuer shall join in the supplemental warrant agreement.

            (ii) Notwithstanding the foregoing, (a) if the Company enters into a Fundamental Transaction with another Person (other than a subsidiary of the Company) and consideration is payable to holders of shares of Common Stock (or other securities) issuable or, deliverable upon exercise of the Preference Warrants in connection with such Fundamental Transaction which consists solely of cash or (b) if there is a dissolution, liquidation or winding up of the Company, then the holders of Preference Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of such shares (or other securities issuable upon exercise of the Preference Warrants) as if the Preference Warrants had been exercised immediately prior to such event, less the aggregate Preference Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of such Preference Warrant shall terminate and cease and such holder's Preference Warrants shall expire.

            (iii) If this paragraph (f) applies, it shall supersede the application of paragraph (a) of this Section 5.01.

            (g) Company Determination Final. Any determination that the Company or the board of directors of the Company must make pursuant to this Article V shall be conclusive.

            (h) Preference Warrant Agent's Adjustment Disclaimer. The Preference Warrant Agent shall have no duty to determine when an adjustment under this
Article V should be made, how it should be made or what it should be. The Preference Warrant Agent shall have no duty to determine whether a supplemental warrant agreement under paragraph (f) need be entered into or whether any provisions of any supplemental warrant agreement are correct. The Preference Warrant Agent shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon exercise of Preference Warrants. The Preference Warrant Agent shall not be responsible for the Company's failure to comply with this Article V.

            (i) Underlying Preference Warrant Shares. The Company shall at all times reserve and keep available, free from preemptive rights (except as otherwise authorized in this Agreement), out of its authorized but unissued Common Stock or Common Stock held in the treasury of the Company, for the purpose of effecting the exercise of Preference Warrants, the full number of Preference Warrant Shares then deliverable upon the exercise of all Preference

Warrants then outstanding and payment of the exercise price, and the shares so deliverable shall be fully paid and nonassessable and free from all liens and security interests.

            (j) Specificity of Adjustment. Regardless of any adjustment in the number or kind of shares purchasable upon the exercise of the Preference Warrants, Preference Warrant Certificates theretofore or thereafter issued may continue to express the same number and kind of Preference Warrant Shares per Preference Warrant as are stated on the Preference Warrant Certificates initially issuable pursuant to this Agreement.

            (k) Notice of Voluntary Adjustment. In the event that the Company shall propose to (a) pay any dividend payable in securities of any class to the holders of its Common Stock or to make any other non-cash dividend or distribution to the holders of its Common Stock, (b) offer the holders of its Common Stock rights to subscribe for or to purchase any securities convertible into shares of Common Stock or shares of stock of any class or any other securities, rights or options, (c) issue any (i) shares of Common Stock, (ii) rights, options or warrants entitling the holders thereof to subscribe for shares of Common Stock, or (iii) securities convertible into or exchangeable or exercisable for Common Stock (in the case of (i), (ii) and (iii), only if such issuance or adjustment would result in an adjustment hereunder), (d) effect any capital reorganization, reclassification, consolidation or merger, (e) effect the voluntary or involuntary dissolution, liquidation or winding-up of the Company or (f) make a tender offer or exchange offer with respect to the Common Stock, the Company shall within five (5) days send the Holder and the Preference Warrant Agent a notice of such proposed action or offer. Such notice shall be mailed by the Company to the Holders at their addresses as they appear in the Preference Certificate Register, which shall specify the record date for the purposes of such dividend, distribution or rights, or the date such issuance or event is to take place and the date of participation therein by the holders of Common Stock, if any such date is to be fixed, and shall briefly indicate the effect of such action on the Common Stock and on the number and kind of any other shares of stock and on other property, if any, and the number of shares of Common Stock and other securities, if any, issuable upon exercise of each Preference Warrant and the Preference Exercise Price after giving effect to any adjustment pursuant to Article 5 which will be required as a result of such action. Such notice shall be given by the Company as promptly as possible and
(x) in the case of any action covered by clause (a) or (b) above, at least 10 days prior to the record date for determining holders of the Common Stock for purposes of such action or (y) in the case of any other such action, at least 20 days prior to the date of the taking of such proposed action or the date of participation therein by the holders of Common Stock, whichever shall be the earlier.

            (l) Multiple Adjustments. After an adjustment to the Exercise Rate for outstanding Preference Warrants under this Article V, any subsequent event requiring an adjustment under this Article V shall cause an adjustment to the Exercise Rate for outstanding Preference Warrants as so adjusted.

            (m) Definitions.

            "Capital Stock" means, with respect to any Person, any and all shares, interests, partnership interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of, such person's capital stock, and any rights (other than debt securities convertible into capital stock), warrants or options exchangeable for or convertible into such capital stock whether outstanding on the Issue Date (as defined below) or issued after the Issue Date.

            "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (provided that in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (ii)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of
(ii)(a) and (ii)(b), as certified by the president, the chief executive officer, any vice president or the chief financial officer of the Company in a writing delivered to the Preference Warrant Agent. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

            "Independent Financial Expert" means a U.S. investment banking firm of national standing in the United States (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

            "Issue Date" means January 27, 1999.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

            (n) When De Minimis Adjustment May Be Deferred. The adjustments required by the preceding Sections of this Article V shall be made whenever and as often as any specified event requiring an adjustment shall occur, except that no adjustment of the Preference Exercise Price or the number of shares of Common Stock issuable upon exercise of Preference Warrants that would otherwise be required shall be made unless and until such adjustment either by itself or with other adjustments not previously made increases or decreases by at least 1% the Preference Exercise Price or the number of shares of Common Stock issuable upon exercise of Preference Warrants immediately prior to the making of such adjustment. Any adjustment representing a change of less than such minimum amount shall be carried forward and made as soon as such adjustment, together with other adjustments required by this Article V and not previously made, would result in a minimum adjustment. For the purpose of any adjustment, any specified event shall be deemed to have occurred at the close of business on the date of its occurrence. In computing adjustments under this Article V, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

            (o) Adjustment of Exercise Price. In addition, notwithstanding any other provisions of this Article V, the Company may reduce the Preference Exercise Price (to an amount not less than the par value of the Common Stock) for a period of time not less then 20 business days as deemed appropriate and determined in good faith by the Board.

            SECTION 5.02. Fractional Preference Warrant Shares. The Company shall not be required to issue fractional Preference Warrant Shares upon exercise of the Preference Warrants or distribute Preference Warrant Certificates that evidence fractional shares of Common Stock. In addition, in no event shall any holder of Preference Warrants be required to make any payment of a fractional cent. In lieu of fractional Preference Warrant Shares, there shall be paid to the registered holders of Preference Warrant Certificates at the time Preference Warrants evidenced thereby are exercised as herein provided an amount in cash equal to the same fraction of the Current Market Value per Warrant Share on the Business Day preceding the date the Preference Warrant Certificates evidencing such Preference Warrants are surrendered for exercise. Such payments shall be made by check or by transfer to an account maintained by such registered holder with a bank in The City of New York. If any holder surrenders for exercise more than one Preference Warrant Certificate, the number of Preference Warrant Shares deliverable to such holder may, at the option of the Company, be computed on the basis of the aggregate amount of all the Preference Warrants exercised by such holder.

            SECTION 5.03. Exceptions to Antidilution Provisions. Without limiting any other exception contained in this Agreement, including in particular, without limiting any preemptive rights identified in Section 4.04 of this Agreement, and in addition thereto, no adjustment need be made for:

            (i) grants or exercises of rights granted to employees of the Company or any of its subsidiaries of shares of Common Stock issued or granted to such employees under any stock incentive plan or otherwise, whether or not upon the exercise, exchange or conversion of any such rights, issued in good faith and, except for Section 5.01(c) and (d), at fair market value (as determined in good faith by the Board of Directors of the Company);

            (ii) grants or exercises of rights granted to employees of the Company or any of its subsidiaries of shares of Common Stock issued or granted to such employees under any employee stock purchase plan or otherwise, whether or not upon the exercise, exchange or conversion of any such rights, issued in good faith (as determined in good faith by the Board of Directors of the Company);

            (iii) options, warrants or other agreements or rights to purchase capital stock of the Company entered into prior to the date of the issuance of the Preference Warrants and any issuance of shares of Common Stock in connection therewith;

            (iv) rights to purchase shares of Common Stock pursuant to a Company plan for reinvestment of dividends or interest;

            (v) a change in the par value of shares of Common Stock (including a change from par value to no par value or vice versa); and

            (vi) bona fide public offerings or private placements pursuant to
      Section 4(2) of the Securities Act, Rule 144A, Regulation D or Regulation S thereunder of any security trading on any national securities exchange or in the over the counter market, or of a security directly or indirectly convertible or exchangeable for any such security, involving at least one investment bank of national reputation.

                                   ARTICLE VI

                     CONCERNING THE PREFERENCE WARRANT AGENT

            SECTION 6.01. Preference Warrant Agent. The Company hereby appoints Bankers Trust Company as Preference Warrant Agent of the Company in respect of the Preference Warrants and the Preference Warrant Certificates upon the terms and subject to the conditions set forth herein and in the Preference Warrant Certificates; and Bankers Trust Company hereby accepts such appointment. The Preference Warrant Agent shall have the powers and authority specifically granted to and conferred upon it in the Preference Warrant Certificates and hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Preference Warrant Certificates are subject to and governed by the terms and provisions hereof. The Preference Warrant Agent may act through agents and shall not be responsible for the misconduct or negligence of any such agent appointed with due care.

            SECTION 6.02. Conditions of Preference Warrant Agent's Obligations. The Preference Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof and in the Preference Warrant Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Preference Warrant Certificates shall be subject:

            (a) The Preference Warrant Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Preference Warrant Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Preference Warrant Agent and any predecessor Preference Warrant Agent, their directors, officers, affiliates, agents and employees for, and to hold them and their directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Preference Warrant Agent, arising out of or in connection with its acting as such Preference Warrant Agent hereunder and its exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 6.02 shall survive the exercise and the expiration of the Preference Warrant Certificates and the resignation and removal of the Preference Warrant Agent.

            (b) In acting under this Agreement and in connection with the Preference Warrant Certificates, the Preference Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Preference Warrant Certificates.

            (c) The Preference Warrant Agent may consult with counsel of its selection and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

            (d) The Preference Warrant Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Preference Warrant Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

            (e) The Preference Warrant Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest in, Preference Warrant Certificates, shares or other obligations of the Company with the same rights that it or they would have if it were not the Preference Warrant Agent hereunder and, to the extent permitted by applicable law including, but not limited to, the Trust Indenture Act of 1939, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Preference Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Preference Warrant Agent or such Related Parties from acting in any other capacity for the Company.

            (f) The Preference Warrant Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Preference Warrant Certificates.

            (g) The Preference Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except the due execution and delivery hereof by the Preference Warrant Agent) or in respect of the validity or execution of any Preference Warrant Certificate (except its authentication thereof).

            (h) The recitals and other statements contained herein and in the Preference Warrant Certificates (except as to the Preference Warrant Agent's authentication thereon) shall be taken as the statements of the Company and the Preference Warrant Agent assumes no responsibility for the correctness of the same. The Preference Warrant Agent does not make any representation as to the validity or sufficiency of this Agreement or the Preference Warrant Certificates, except for its due execution and delivery of this Agreement; provided, however, that the Preference Warrant Agent shall not be relieved of its duty to authenticate the Preference Warrant Certificates as authorized by this Agreement. The Preference Warrant Agent shall not be accountable for the use or application by the Company of the proceeds of the exercise of any Preference Warrant.

            (i) Before the Preference Warrant Agent acts or refrains from acting with respect to any matter contemplated by this Preference Warrant Agreement, it may require and may conclusively rely on:

                  (1) an Officers' Certificate (as defined in the Indenture)
            stating on behalf of the Company that, in the opinion of the signers, all conditions precedent, if any, provided for in this Preference Warrant Agreement relating to the proposed action have been complied with; and

                  (2) an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with, provided that such matter is one customarily opined upon by counsel.

            Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Preference Warrant Agreement shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the
            examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

            (j) The Preference Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and in the Preference Warrant Certificates, and no implied duties or obligations shall be read into this Agreement or the Preference Warrant Certificates against the Preference Warrant Agent. The Preference Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Preference Warrant Certificates duly authenticated by the Preference Warrant Agent and delivered by it to the Company pursuant to this Agreement. The Preference Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Warrant Certificates or in the case of the receipt of any written demand from a holder of a Preference Warrant Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 7.02 hereof, to make any demand upon the Company.

            (k) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by the chairman or a co-chairman of the board, the chief executive officer, the president, the chief financial officer, any executive vice president or any senior vice president of the Company signing alone, or by any vice president signing together with the secretary, any assistant secretary, the treasurer, or any assistant treasurer of the Company.

            (l) The Preference Warrant Agent shall have no responsibility in respect of any adjustment pursuant to Article V hereof.

            (m) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the

      Preference Warrant Agent for the carrying out or performing by the Preference Warrant Agent of the provisions of this Agreement.

            (n) The Preference Warrant Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman or a co-chairman of the board, the president, the chief executive officer, the chief financial officer, any executive vice president or any senior vice president alone, or any vice president together with the secretary, assistant secretary, the treasurer or any assistant treasurer, of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Preference Warrant Agent's duties and obligations arising under this Agreement. Such application by the Preference Warrant Agent for written instructions from the Company may, at the option of the Preference Warrant Agent, set forth in writing any action proposed to be taken or omitted by the Preference Warrant Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Preference Warrant Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period); provided that (i) such application includes a statement to the effect that it is being made pursuant to this paragraph (n) and that unless objected to prior to such date specified in the application, the Preference Warrant Agent will not be liable for any such action or omission to the extent set forth in such paragraph (n) and (ii) prior to taking or omitting any such action, the Preference Warrant Agent has not received written instructions objecting to such proposed action or omission.

            (o) Whenever in the performance of its duties under this Agreement the Preference Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed on behalf of the Company by any one of the chairman of the board of directors, the president, the chief executive officer, the treasurer, the controller, any vice president or the secretary or assistant secretary of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Preference Warrant Agent; and such certificate shall be full authorization to the Preference Warrant Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

            (p) The Preference Warrant Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.

            SECTION 6.03. Resignation and Appointment of Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Preference Warrant Certificates, that there shall at all times be a Preference Warrant Agent hereunder.

            (b) The Preference Warrant Agent may at any time resign as Preference Warrant Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective; provided, however, that such date shall be at least 60 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Preference Warrant Agent, qualified as provided in
Section 6.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Preference Warrant Agent and one copy to the successor Preference Warrant Agent. As provided in Section 6.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Preference Warrant Agent or (y) 60 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Preference Warrant Agent and appoint a successor Preference Warrant Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Preference Warrant Agent being removed and one copy to the successor Preference Warrant Agent. The Preference Warrant Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Preference Warrant Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Preference Warrant Agent and any appointment of a successor Preference Warrant Agent shall become effective upon acceptance of appointment by the successor Preference Warrant Agent as provided in Section 6.03(d). As soon as practicable after appointment of the successor Preference Warrant Agent, the Company shall cause written notice of the change in the Preference Warrant Agent to be given to each of the registered holders of the Warrants in the manner provided for in Section
7.04 hereof.

            (c) Upon resignation or removal of the Preference Warrant Agent, if the Company shall fail to appoint a successor Preference Warrant Agent within a period of 60 days after receipt of such notice of resignation or removal, then the holder of any Warrant

Certificate or the retiring Preference Warrant Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Preference Warrant Agent. Pending appointment of a successor to the Preference Warrant Agent, either by the Company or by such a court, the duties of the Preference Warrant Agent shall be carried out by the Company.

            (d) Any successor Preference Warrant Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Preference Warrant Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Preference Warrant Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Preference Warrant Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Preference Warrant Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Preference Warrant Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 6.02(a) hereof, pay over, and such successor Preference Warrant Agent shall be entitled to receive, all monies deposited with or held by any predecessor Preference Warrant Agent hereunder.

            (e) Any corporation or bank into which the Preference Warrant Agent hereunder may be merged or converted, or any corporation or bank with which the Preference Warrant Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Preference Warrant Agent shall be a party, or any corporation or bank to which the Preference Warrant Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Preference Warrant Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

            (f) No Preference Warrant Agent under this Preference Warrant Agreement shall be personally liable for any action or omission of any successor Preference Warrant Agent.

                                   ARTICLE VII

                                  MISCELLANEOUS

            SECTION 7.01. Amendment. This Agreement and the terms of the Preference Warrants may be amended by the Company, the Purchasers and the Preference Warrant Agent, without the consent of any other holder of any Preference Warrant Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein, or to effect any assumptions of the Company's obligations hereunder and thereunder by a successor corporation under certain circumstances or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Preference Warrant Certificates.

            The Company and the Preference Warrant Agent may amend, modify or supplement this Agreement and the terms of the Preference Warrants, and waivers to departures from the terms hereof and thereof may be given, with the consent of the Requisite Preference Warrant Holders (as defined below) for the purpose of adding any provision to or changing in any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Preference Warrants. "Requisite Preference Warrant Holders" means (i) in the case of any amendment, modification, supplement or waiver affecting only Preference Warrant Holders as such holders of a majority in number of the outstanding Preference Warrants, voting separately as a class, or (ii) in the case of any amendment, modification, supplement or waiver affecting Preference Warrant Shares, a majority in number of Preference Warrant Shares represented by the Preference Warrants that would be issuable assuming exercise thereof at the time such amendment, modification, supplement or waiver is voted upon. Notwithstanding any other provision of this Agreement, the Preference Warrant Agent's consent must be obtained regarding any supplement or amendment which alters the Preference Warrant Agent's rights or duties (it being expressly understood that the foregoing shall not be in derogation of the right of the Company to remove the Preference Warrant Agent in accordance with Section
6.03 hereof). For purposes of any amendment, modification or waiver hereunder, Preference Warrants held by the Company or any of its Affiliates (other than the Purchasers) shall be disregarded.

            Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Warrant Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Warrant Certificates. Any instrument given by or on behalf of any holder of a Warrant Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Warrant Certificate.

            SECTION 7.02. Notices and Demands to the Company and Preference Warrant Agent. If the Preference Warrant Agent shall receive any notice or demand addressed to the Company by the holder of a Preference Warrant Certificate pursuant to the provisions hereof or of the Preference Warrant Certificates, the Preference Warrant Agent shall promptly forward such notice or demand to the Company.

            SECTION 7.03. Addresses for Notices to Parties and for Transmission of Documents. All notices hereunder to the parties hereto shall be deemed to have been given when sent by certified or registered mail, postage prepaid, or by facsimile transmission, confirmed by first class mail, postage prepaid, addressed to any party hereto as follows:

      To the Company:

            @Entertainment, Inc.
            One Commercial Plaza
            Hartford, Connecticut 06103-3585
            Facsimile: 00 1 860 549 1674
            Attention: Robert E. Fowler, III

      with copies to:

            Baker & McKenzie
            815 Connecticut Avenue, N.W.
            Washington, D.C.  20006-4078
            Facsimile:  (202) 452-7074
            Attention:  Marc R. Paul, Esq.

      To the Preference Warrant Agent:

            Bankers Trust Company
            Corporate Trust Office
            Four Albany Street
            New York, New York 10006
            Facsimile:  (212) 250-0933
            Attention:  Corporate Trust Manager

or at any other address of which either of the foregoing shall have notified the other in writing.

            SECTION 7.04. Notices to Holders. Notices to holders of Preference Warrants shall be mailed to such holders at the addresses of such holders as they appear in the Preference Warrant Register. Any such notice shall be sufficiently given if sent by first-class mail, postage prepaid to the address of such holder.

            SECTION 7.05. Applicable Law. THIS AGREEMENT AND EACH PREFERENCE WARRANT CERTIFICATE ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            SECTION 7.06. Persons Having Rights Under Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Preference Warrant Agent and the holders of the Preference Warrant Certificates and, with respect to Sections 4.03 and 4.04, the holders of Preference Warrant Shares issued pursuant to Preference Warrants, any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants (except for Section 4.03 which shall be for the benefit of all holders of Preference Warrant Shares issued pursuant to Preference Warrants), conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Preference Warrant Agent and their successors and of the holders of the Preference Warrant Certificates.

            SECTION 7.07. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

            SECTION 7.08. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

            SECTION 7.09. Inspection of Agreement. A copy of this Agreement shall be available during regular business hours at the principal corporate trust office of the Preference Warrant Agent, for inspection by the holder of any Preference Warrant Certificate. The Preference Warrant Agent may require such holder to submit his Preference Warrant Certificate for inspection by it.

            SECTION 7.10. Availability of Equitable Remedies. Since a breach of the provisions of this Agreement could not adequately be compensated by money damages, holders of Preference Warrants shall be entitled, in addition to any other right or remedy available to them, to an injunction restraining such breach or a threatened breach and to specific performance of any such provision of this Agreement, and in either case no bond or other security shall be required in connection therewith, and the parties hereby consent to such injunction and to the ordering of specific performance.

            SECTION 7.11. Obtaining of Governmental Approvals. The Company will from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under U.S. federal and state laws, and the rules and regulations of all stock exchanges on which the Preference Warrant Shares may become listed which may be or become requisite in connection with the issuance, sale, transfer and delivery of the Preference Warrant Shares issued upon exercise of the Preference Warrants.

                            [Signature Page Follows]

            IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                    @ENTERTAINMENT, INC.

                                    By:   /S/ ROBERT E. FOWLER, III
                                          -------------------------------
                                          Title: CHIEF EXECUTIVE OFFICER

                                    By:   /S/ DONALD MILLER JONES
                                          -------------------------------
                                          Title: CHIEF FINANCIAL OFFICER


                                    BANKERS TRUST COMPANY,
                                          Preference Warrant Agent

                                    By:   /S/ DOROTHY ROBINSON
                                          -------------------------------
                                          Title: ASSISTANT VICE PRESIDENT

                                    Arnold Chase

                                    By:
                                       -----------------------------------
                                       Name:


                                    Cheryl Chase

                                    By:
                                       -----------------------------------
                                       Name:


                                    Rhoda Chase

                                    By:
                                       -----------------------------------
                                       Name:


                                    The Darland Trust
                                    By: Rothschild Trust Guernsey Limited

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                                                       EXHIBIT A

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR ACCREDITED INVESTORS (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ITS SUBSIDIARY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE PREFERENCE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                CUSIP No.  045920 15 4

No. 1                                           45,000  Preference Warrants

                         PREFERENCE WARRANT CERTIFICATE

                              @ENTERTAINMENT, INC.

            This Preference Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of 45,000 Preference Warrants (the "Preference Warrants") to purchase an aggregate of 4,950,000 shares of Common Stock, par value $0.01 per share, issuable upon exercise of the Preference Warrants (the "Preference Warrant Shares") of @ENTERTAINMENT, INC., a Delaware corporation (the "Company," which term includes its successors and assigns). Each Preference Warrant entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercise Date until 5:00 p.m., New York City time, on February 1, 2010 (the "Preference Expiration Date"), 110 fully paid, registered and non-assessable Preference Warrant Shares, subject to adjustment as provided in Article V of the Preference Warrant Agreement, at a preference exercise price of $10.00 for each share purchased (the "Preference Exercise Price"); upon surrender of this Preference Warrant Certificate and payment of the Preference Exercise Price (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise or (iii) by any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "Preference Warrant Exercise Office"), subject to the conditions set forth herein and in the Preference Warrant Agreement. For purposes of this Warrant, a "Cashless Exercise" shall mean an exercise of a Preference Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Preference Warrant or Preference Warrants without payment of the Preference Exercise Price in cash by surrendering such Preference Warrant or Preference Warrants (represented by one or more Preference Warrant Certificates) and in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Preference Warrant or Preference Warrants are exercisable and which would be issuable in the event of an exercise with payment of the Preference Exercise Price and (2) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Preference Warrant) per share of Common Stock on the date of exercise over the Preference Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Preference Warrant Certificate representing more than one Preference Warrant in connection with the holder's option to elect a Cashless Exercise, the holder must specify the number of Preference Warrants for which such Preference Warrant Certificate is to be exercised (without giving effect to the Cashless Exercise). All provisions of the Preference Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Preference Warrant Certificate for less than the full number of Preference Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Preference Warrant Agreement.

            "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (provided that in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (ii)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of
(ii)(a) and (ii)(b), as certified by the president, the chief executive officer, any vice president or the chief financial officer of the Company in a writing delivered to the Preference Warrant Agent. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

            "Independent Financial Expert" means a U.S. investment banking firm of national standing in the United States, (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

            The Company has initially designated the principal corporate trust office of the Preference Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Preference Warrant Agent Office. The number of shares of Common Stock issuable upon exercise of the Preference Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Preference Warrant Agreement.

            Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on February 1, 2010 shall thereafter be void.

            If the Company in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental preference warrant agreement. The supplemental preference warrant agreement shall provide (a) that the holder of a Preference Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Preference Warrant immediately before the effective date of the transaction (regardless of whether the Preference Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) made no election with respect to the form of consideration payable in such transaction and (ii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted for every right and obligation of the Company in respect of the Preference Warrant Agreement and the Preference Warrants. The Surviving Person shall mail to holders of Preference Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Preference Warrants is an affiliate of the Surviving Person, that company shall join in the supplemental warrant agreement.

            Notwithstanding the foregoing, (i) if the Company enters into a Fundamental Transaction and the consideration payable to holders of the Common Stock (or other securities) issuable or deliverable upon exercise of the Preference Warrants in connection with such Fundamental Transaction consists solely of cash or (ii) there is a dissolution, liquidation or winding up of the issuer, then the holders of Preference Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable or delivered upon exercise of the Preference Warrants) as if the Preference Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of a Preference Warrant shall terminate and cease and such holder's Preference Warrants shall expire.

            Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Preference Warrant Certificate shall not be valid unless authenticated by the Preference Warrant Agent, as such term is used in the Preference Warrant Agreement.

            The Holders of Preference Warrants have agreed with the Company that while they may exercise their Preference Warrants at any time, in whole or in part, prior to the Preference Expiration Date, such Holder of Preference Warrants will not be allowed to sell or otherwise dispose of the Preference Warrant Shares prior to one year from the date hereof.

            THIS PREFERENCE WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated: January 27, 1999

                                    @ENTERTAINMENT, INC.

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Certificate of Authentication:
This is one of the Preference Warrants
referred to in the within
mentioned Preference Warrant Agreement:

BANKERS TRUST COMPANY,
    Preference Warrant Agent


By:
   -----------------------------------
    Authorized Signatory

                              @ENTERTAINMENT, INC.

            The Preference Warrants evidenced by this Preference Warrant Certificate are part of a duly authorized issue of Preference Warrants expiring at 5:00 p.m., New York City time, on February 1, 2010 (the "Preference Expiration Date"). Each Preference Warrant initially represents the right to purchase at any time on or after the Preference Exercise Date (as defined in the Preference Warrant Agreement) and on or prior to the Preference Expiration Date 110 Preference Warrant Shares, subject to adjustment as set forth in the Preference Warrant Agreement. The Preference Warrants are issued pursuant to a Preference Warrant Agreement dated as of January 27, 1999 (the "Preference Warrant Agreement"), duly executed and delivered by the Company to Bankers Trust Company, as Preference Warrant Agent (the "Preference Warrant Agent"), which Preference Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Preference Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Preference Warrants.

            Preference Warrants may be exercised by (i) surrendering at any Preference Warrant Exercise Office this Preference Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and
(ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full, in cash or by certificated or official bank check, the Warrant Preference Exercise Price for each such Preference Warrant exercised and any other amounts required to be paid pursuant to the Preference Warrant Agreement.

            If all of the items referred to in the last sentence of the preceding paragraph are received by the Preference Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Preference Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Preference Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Preference Warrants on February 1, 2010, if all of the items referred to in the last sentence of the preceding paragraph are received by the Preference Warrant Agent at or prior to 5:00 p.m., New York City time, on such Preference Expiration Date, the exercise of the Preference Warrants to which such items relate will be effective on the Preference Expiration Date.

            As soon as practicable after the exercise of any Preference Warrant or Preference Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Preference Warrant Certificate, a certificate or certificates evidencing such Preference Warrant Share or Preference Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Preference Warrant Certificate. Such certificate or certificates evidencing the Preference Warrant Share or Preference Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Preference Warrant Share or Preference Warrant Shares as of the close of business on the date upon which the exercise of this Preference Warrant was deemed to be effective as provided in the preceding paragraph.

            The Company shall not be required to issue fractional Preference Warrant Shares upon exercise of the Preference Warrants or distribute Preference Warrant Certificates that evidence fractional Preference Warrant Shares. In lieu of fractional Preference Warrant Shares, there shall be paid to the registered Holder of this Preference Warrant Certificate at the time such Preference Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Preference Warrant Certificate is surrendered for exercise.

            Preference Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Preference Warrant Certificate or new Preference Warrant Certificates evidencing in the aggregate a like number of Preference Warrants, in the manner and subject to the limitations provided in the Preference Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            Upon due presentment for registration of transfer of this Preference Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Preference Warrant Certificate evidencing in the aggregate a like number of Preference Warrants shall be issued to the transferee in exchange for this Preference Warrant Certificate, subject to the limitations provided in the Preference Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Preference Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Preference Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Preference Warrant Agent shall be affected by any notice to the contrary.

            The term "Business Day" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Preference Warrants are listed or admitted to trading, are open for business.

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR ACCREDITED INVESTORS (AS DEFINED IN REGULATION D UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ITS SUBSIDIARY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THESE SECURITIES WITHIN THE TIME PERIOD REFERRED TO ABOVE, THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH ON THE REVERSE HEREOF RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS CERTIFICATE TO THE PREFERENCE WARRANT AGENT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                                                                CUSIP No.

No.                                                   Preference Warrants

                                     FORM OF
                         PREFERENCE WARRANT CERTIFICATE

                              @ENTERTAINMENT, INC.

            This Preference Warrant Certificate certifies that Cede & Co., or its registered assigns, is the registered holder of _______ Preference Warrants (the "Preference Warrants") to purchase an aggregate of _________ shares of Common Stock, par value $0.01 per share, issuable upon exercise of the Preference Warrants (the "Preference Warrant Shares") of @ENTERTAINMENT, INC., a Delaware corporation (the "Company," which term includes its successors and assigns). Each Preference Warrant initially entitles the holder to purchase from the Company at any time from 9:00 a.m. New York City time on or after the Exercise Date until 5:00 p.m., New York City time, on February 1, 2010 (the "Preference Expiration Date"), 110 fully paid, registered and non-assessable Preference Warrant Shares, subject to adjustment as provided in Article V of the Preference Warrant Agreement, at an exercise price of $10.00 for each share purchased (the "Preference Exercise Price"); upon surrender of this Preference Warrant Certificate and payment of the Preference Exercise Price (i) in cash or by certified or official bank check, (ii) by a Cashless Exercise or (iii) by any combination of (i) and (ii), at any office or agency maintained for that purpose by the Company (the "Preference Warrant Exercise Office"), subject to the conditions set forth herein and in the Preference Warrant Agreement. For purposes of this Warrant, a "Cashless Exercise" shall mean an exercise of a Preference Warrant in accordance with the immediately following two sentences. To effect a Cashless Exercise, the holder may exercise a Preference Warrant or Preference Warrants without payment of the Preference Exercise Price in cash by surrendering such Preference Warrant or Preference Warrants (represented by one or more Preference Warrant Certificates) and in exchange therefor, receiving such number of shares of Common Stock equal to the product of (1) that number of shares of Common Stock for which such Preference Warrant or Preference Warrants are exercisable and which would be issuable in the event of an exercise with payment of the Preference Exercise Price and (2) the Cashless Exercise Ratio. The "Cashless Exercise Ratio" shall equal a fraction, the numerator of which is the excess of the Current Market Value (calculated as set forth in this Preference Warrant) per share of Common Stock on the date of exercise over the Preference Exercise Price per share of Common Stock as of the date of exercise and the denominator of which is the Current Market Value per share of Common Stock on the date of exercise. Upon surrender of a Preference Warrant Certificate representing more than one Preference Warrant in connection with the holder's option to elect a Cashless Exercise, the holder must specify the number of Preference

Warrants for which such Preference Warrant Certificate is to be exercised (without giving effect to the Cashless Exercise). All provisions of the Preference Warrant Agreement shall be applicable with respect to a Cashless Exercise of a Preference Warrant Certificate for less than the full number of Preference Warrants represented thereby. Capitalized terms used herein without being defined herein shall have the definitions ascribed to such terms in the Preference Warrant Agreement.

            "Current Market Value" per share of Common Stock of the Company or any other security at any date shall mean (i) if the security is not registered under the Exchange Act, (a) the value of the security, determined in good faith by the board of directors of the Company and certified in a board resolution, based on the most recently completed arm's-length transaction between the Company and a person other than an affiliate of the Company and the closing of which occurs on such date or shall have occurred within the six-month period preceding such date, or (b) if no such transaction shall have occurred on such date or within such six-month period, the fair market value of the security as determined by a nationally or regionally recognized Independent Financial Expert (as defined herein) (provided that in the case of the calculation of Current Market Value for determining the cash value of fractional shares, any such determination within six months that is, in the good faith judgment of the Board, a reasonable determination of value, may be utilized) or (ii)(a) if the security is registered under the Exchange Act, the average of the daily closing sales prices of the securities for the 20 consecutive trading days immediately preceding such date, or (b) if the security has been registered under the Exchange Act for less than 20 consecutive trading days before such date, then the average of the daily closing sales prices for all of the trading days before such date for which closing sales prices are available, in the case of each of
(ii)(a) and (ii)(b), as certified by the president, the chief executive officer, any vice president or the chief financial officer of the Company in a writing delivered to the Preference Warrant Agent. The closing sales price for each such trading day shall be: (A) in the case of a security listed or admitted to trading on any U.S. national securities exchange or quotation system, the closing sales price, regular way, on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, (B) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system, the last reported sale price on such day, or if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reputable quotation source designated by the Company, (C) in the case of a security not then listed or admitted to trading on any U.S. national securities exchange or quotation system and as to which no such reported sale price or bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reputable quotation service, or a newspaper of general circulation in the Borough of Manhattan, The City and State of New York customarily published on each Business Day, designated by the Company, or, if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than 30 days prior to the date in question) for which prices have been so reported and (D) if there are not bid and asked prices reported during the 30 days prior to the date in question, the Current Market Value shall be determined as if the securities were not registered under the Exchange Act.

            "Independent Financial Expert" means a U.S. investment banking firm of national standing in the United States, (i) which does not, and whose directors, officers and employees or affiliates do not have a direct or indirect material financial interest for its proprietary account in the Company or any of its affiliates and (ii) which, in the judgment of the board of directors of the Company, is otherwise independent with respect to the Company and its affiliates and qualified to perform the task for which it is to be engaged.

            "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity, including any predecessor of any such entity.

            The Company has initially designated the principal corporate trust office of the Preference Warrant Agent in the Borough of Manhattan, The City of New York, as the initial Preference Warrant Agent Office. The number of shares of Common Stock issuable upon exercise of the Preference Warrants ("Exercise Rate") is subject to adjustment upon the occurrence of certain events set forth in the Preference Warrant Agreement.

            Any Warrants not exercised on or prior to 5:00 p.m., New York City time, on February 1, 2010 shall thereafter be void.

            If the Company in a single transaction or through a series of related transactions, consolidates with or merges with or into any other person or sells, assigns, transfers, leases, conveys or otherwise disposes of all or substantially all of its properties and assets to another person or group of affiliated persons or is a party to a merger or binding share exchange which reclassifies or changes its outstanding Common Stock (a "Fundamental Transaction"), as a condition to consummating any such transaction the person formed by or surviving any such consolidation or merger if other than the Company or the person to whom such transfer has been made (the "Surviving Person") shall enter into a supplemental preference warrant agreement. The supplemental preference warrant agreement shall provide (a) that the holder of a Preference Warrant then outstanding may exercise it for the kind and amount of securities, cash or other assets which such holder would have received immediately after the Fundamental Transaction if such holder had exercised the Preference Warrant immediately before the effective date of the transaction (regardless of whether the Preference Warrants were then exercisable and without giving effect to the Cashless Exercise option), assuming (to the extent applicable) that such holder (i) made no election with respect to the form of consideration payable in such transaction and (ii) was treated alike with the plurality of non-electing holders, and (b) that the Surviving Person shall succeed to and be substituted for every right and obligation of the Company in respect of the Preference Warrant Agreement and the Preference Warrants. The Surviving Person shall mail to holders of Preference Warrants at the addresses appearing on the Warrant Register a notice briefly describing the supplemental warrant agreement. If the issuer of securities deliverable upon exercise of Preference Warrants is an affiliate of the Surviving Person, that company shall join in the supplemental warrant agreement.

            Notwithstanding the foregoing, (i) if the Company enters into a Fundamental Transaction and the consideration payable to holders of the Common Stock (or other securities) issuable or deliverable upon exercise of the Preference Warrants in connection with such Fundamental Transaction consists solely of cash or (ii) there is a dissolution, liquidation or winding up of the issuer, then the holders of Preference Warrants shall be entitled to receive distributions on the date of such event on an equal basis with holders of Common Stock (or other securities issuable or delivered upon exercise of the Preference Warrants) as if the Preference Warrants had been exercised immediately prior to such event, less the Exercise Price therefor. Upon receipt of such payment, if any, the rights of a holder of a Preference Warrant shall terminate and cease and such holder's Preference Warrants shall expire.

            Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place.

            This Preference Warrant Certificate shall not be valid unless authenticated by the Preference Warrant Agent, as such term is used in the Preference Warrant Agreement.

            The Holders of Preference Warrants have agreed with the Company that while they may exercise their Preference Warrants at any time, in whole or in part, prior to the Preference Expiration Date, such Holders of Preference Warrants will not be allowed to sell or otherwise dispose of the Preference Warrant Shares prior to one year from the date hereof.

            THIS PREFERENCE WARRANT CERTIFICATE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

            WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated: January 27, 1999

                                    @ENTERTAINMENT, INC.

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

                                    By:
                                       -----------------------------------
                                       Name:
                                       Title:

Certificate of Authentication:
This is one of the Preference Warrants
referred to in the within
mentioned Preference Warrant Agreement:

BANKERS TRUST COMPANY,
    Preference Warrant Agent


By:
   -----------------------------------
    Authorized Signatory

                              @ENTERTAINMENT, INC.

            The Preference Warrants evidenced by this Preference Warrant Certificate are part of a duly authorized issue of Preference Warrants expiring at 5:00 p.m., New York City time, on February 1, 2010 (the "Preference Expiration Date"). Each Preference Warrant initially represents the right to purchase at any time on or after the Preference Exercise Date (as defined in the Preference Warrant Agreement) and on or prior to the Preference Expiration Date 110 Preference Warrant Shares, subject to adjustment as set forth in the Preference Warrant Agreement. The Preference Warrants are issued pursuant to a Preference Warrant Agreement dated as of January 27, 1999 (the "Preference Warrant Agreement"), duly executed and delivered by the Company to Bankers Trust Company, as Preference Warrant Agent (the "Preference Warrant Agent"), which Preference Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Preference Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Preference Warrants.

            Preference Warrants may be exercised by (i) surrendering at any Preference Warrant Exercise Office this Preference Warrant Certificate with the form of Election to Exercise set forth hereon duly completed and executed and
(ii) to the extent such exercise is not being effected through a Cashless Exercise by paying in full, in cash or by certificated or official bank check, the Warrant Preference Exercise Price for each such Preference Warrant exercised and any other amounts required to be paid pursuant to the Preference Warrant Agreement.

            If all of the items referred to in the last sentence of the preceding paragraph are received by the Preference Warrant Agent at or prior to 11:00 a.m., New York City time, on a Business Day, the exercise of the Preference Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 11:00 a.m., New York City time, on a Business Day, the exercise of the Preference Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Preference Warrants on February 1, 2010, if all of the items referred to in the last sentence of the preceding paragraph are received by the Preference Warrant Agent at or prior to 5:00 p.m., New York City time, on such Preference Expiration Date, the exercise of the Preference Warrants to which such items relate will be effective on the Preference Expiration Date.

            As soon as practicable after the exercise of any Preference Warrant or Preference Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Preference Warrant Certificate, a certificate or certificates evidencing such Preference Warrant Share or Preference Warrant Shares to which such holder is entitled, in fully registered form, registered in such name or names as may be directed by such holder pursuant to the Election to Exercise, as set forth on the reverse of this Preference Warrant Certificate. Such certificate or certificates evidencing the Preference Warrant Share or Preference Warrant Shares shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Preference Warrant Share or Preference Warrant Shares as of the close of business on the date upon which the exercise of this Preference Warrant was deemed to be effective as provided in the preceding paragraph.

            The Company shall not be required to issue fractional Preference Warrant Shares upon exercise of the Preference Warrants or distribute Preference Warrant Certificates that evidence fractional Preference Warrant Shares. In lieu of fractional Preference Warrant Shares, there shall be paid to the registered Holder of this Preference Warrant Certificate at the time such Preference Warrant Certificate is exercised an amount in cash equal to the same fraction of the Current Market Value per share of Common Stock on the Business Day preceding the date this Preference Warrant Certificate is surrendered for exercise.

            Preference Warrant Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Preference Warrant Certificate or new Preference Warrant Certificates evidencing in the aggregate a like number of Preference Warrants, in the manner and subject to the limitations provided in the Preference Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            Upon due presentment for registration of transfer of this Preference Warrant Certificate at any office or agency maintained by the Company for that purpose, a new Preference Warrant Certificate evidencing in the aggregate a like number of Preference Warrants shall be issued to the transferee in exchange for this Preference Warrant Certificate, subject to the limitations provided in the Preference Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

            The Company and the Preference Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Preference Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Preference Warrant Agent shall be affected by any notice to the contrary.

            The term "Business Day" shall mean any day on which (i) banks in The City of New York, (ii) the principal U.S. securities exchange or market, if any, on which any Common Stock is listed or admitted to trading and (iii) the principal U.S. securities exchange or market, if any, on which the Preference Warrants are listed or admitted to trading, are open for business.

                         [FORM OF ELECTION TO EXERCISE]

(To be executed upon exercise of Preference Warrants on the Effective Preference Exercise Date)

            The undersigned hereby irrevocably elects to exercise [      ] of
the Preference Warrants represented by this Preference Warrant Certificate and purchase the whole number of Preference Warrant Shares issuable upon the exercise of such Preference Warrants and herewith tenders payment for such Preference Warrant Shares as follows:

            $ ________ in cash or by certified or official bank check; or by surrender of Preference Warrants pursuant to a Cashless Exercise (as defined in the Preference Warrant Agreement) for [ ] shares of Common Stock at the current Cashless Exercise Ratio.

            The undersigned requests that a certificate representing such Preference Warrant Shares be registered in the name of __________ whose address is ____________________ and that such shares be delivered to _____________ whose address is ____________. Any cash payments to be paid in lieu of a fractional share of Common Stock should be delivered to ____________________ whose address is ____________________ and the check representing payment thereof should be delivered to ______________ whose address is _______________.

            Dated ___________, ____

            Name of holder of
            Preference Warrant
Certificate:_________________________________________________
                                                (Please Print)

            Tax Identification or
            Social Security Number:____________________________________________

            Address:  _________________________________________________________

                      _________________________________________________________

            Signature:_________________________________________________________
                      Note: The above signature must correspond with the name as written upon the face of this Preference Warrant Certificate in every particular, without alteration or enlargement or any change whatever and if the certificate representing the Preference Warrant Shares or any

                              Preference Warrant Certificate representing
                              Preference Warrants not exercised is to be registered in a name other than that in which this Preference Warrant Certificate is registered, or if any cash payment to be paid in lieu of a fractional share is to be made to a person other than the registered holder of this Preference Warrant Certificate, the signature of the holder hereof must be guaranteed as provided in the Preference Warrant Agreement.

    Dated ______________, ____

                              Signature:________________________________________
                                       Note: The above signature must correspond
                                             with the name as written upon the
                                             face of this Preference Warrant
                                             Certificate in every particular,
                                             without alteration or enlargement
                                             or any change whatever.

                              Signature Guaranteed:_____________________________

                             [FORM OF ASSIGNMENT]

            For value received __________________________ hereby sells, assigns and transfers unto _____________________________ the within Preference Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer said Preference Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

      Dated ________________, ____

                              Signature:________________________________________
                                       Note: The above signature must correspond
                                             with the name as written upon the
                                             face of this Preference Warrant
                                             Certificate in every particular,
                                             without alteration or enlargement
                                             or any change whatever.

                              Signature Guaranteed:_____________________________

            SCHEDULE OF EXCHANGES OF CERTIFICATED PREFERENCE WARRANTS

The following exchanges of a part of this Global Preference Warrant for Certificated Preference Warrants have been made:

                                                  Number of
             Amount of          Amount of         Preference
             decrease in        increase in       Warrants of this
             Number of          Number of         Global
             Preference         Preference        Preference       Signature of
             Warrants of this   Warrants of this  Warrant          authorized
             Global             Global            following        officer of
Date of      Preference         Preference        such decrease    Preference
Exchange     Warrant            Warrant           (or increase)    Warrant Agent
--------------------------------------------------------------------------------

                                                                       EXHIBIT B

                  FORM OF LEGEND FOR GLOBAL PREFERENCE WARRANT

            Any Global Preference Warrant authenticated and delivered hereunder shall bear a legend in substantially the following form:

            THIS SECURITY IS A GLOBAL PREFERENCE WARRANT WITHIN THE MEANING OF THE PREFERENCE WARRANT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PREFERENCE WARRANT AGREEMENT, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PREFERENCE WARRANT AGREEMENT.

            UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT C

                    CERTIFICATE TO BE DELIVERED UPON EXCHANGE
                     OR REGISTRATION OF TRANSFER OF WARRANTS

Re: Preference Warrants to Purchase Common Stock (the "Preference Warrants") of @ENTERTAINMENT, INC.

            This Certificate relates to ____ Preference Warrants held in* ___ book-entry or* _______ Certificated Preference form by ______ (the "Transferor").

The Transferor:*

      |_| has requested the Preference Warrant Agent by written order to deliver in exchange for its beneficial interest in the Global Preference Warrant held by the Depositary a Preference Warrant or Preference Warrants in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Preference Warrant (or the portion thereof indicated above); or

      |_| has requested the Preference Warrant Agent by written order to exchange or register the transfer of a Preference Warrant or Preference Warrants.

            In connection with such request and in respect of each such Preference Warrant, the Transferor does hereby certify that the Transferor is familiar with the Preference Warrant Agreement relating to the above captioned Preference Warrants and the restrictions on transfers thereof as provided in
Section 1.07 of such Preference Warrant Agreement, and that the transfer of this Preference Warrant does not require registration under the Securities Act of 1933, as amended (the "Act") because*:

      |_| Such Preference Warrant is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.07 (a)(y)(A) or Section
1.07 (d)(i)(A) of the Preference Warrant Agreement).

      |_| Such Preference Warrant is being transferred to a qualified institutional buyer (as defined in Rule 144A under the Act), in reliance on Rule 144A.

-----------------------------
* Check applicable box.

      |_| Such Preference Warrant is being transferred in accordance with Rule 144 under the Act.

      |_| Such Preference Warrant is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Act.


                                   ------------------------------------
                                   [INSERT NAME OF TRANSFEROR]


                                   By:
                                      ---------------------------------

Date:_____________________


                                       C-2